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                         [LOGO OF SBA COMMUNICATIONS]

                                      NEWS

                              FOR IMMEDIATE RELEASE
                              ---------------------

                     SBA COMMUNICATIONS CORPORATION REPORTS
                           RECORD 2nd QUARTER RESULTS

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA,
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THURSDAY, AUGUST 10, 2000
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SBA Communications Corporation ("SBA") announced significant increases in revenue and EBITDA for the three months ended June 30, 2000 over the same period in 1999.

For the three months ended June 30, 2000, revenues increased 98% to $38.5 million from the second quarter of 1999, due to both higher site leasing revenue and site development revenue. The quarterly revenues were the highest in the company's history. Site leasing revenue increased to $11.8 million for the quarter, also a record for the company, a 105% increase over the second quarter of 1999. Gross profit for the quarter increased 102% to $13.4 million from the second quarter of 1999, due to both higher site leasing and site development gross profit. Site leasing gross profit, or tower cash flow, increased to $7.4 million for the quarter, again a record for SBA and a 147% increase over the second quarter of 1999. Earnings before interest, taxes, depreciation, amortization and non-cash compensation charges (EBITDA) for the quarter was $7.1 million, a 276% increase over the second quarter of 1999. Earnings (loss) per share were $(.20) for the three months ended June 30, 2000 compared to $(.64) in the year earlier period.

"We are very pleased with our second quarter results," commented Steven E. Bernstein, Chief Executive Officer. "We continue to have significant and record growth in all areas, and are enjoying increasing synergies between our tower ownership and services businesses. Reflecting the very favorable business climate for integrated tower companies such as SBA, our backlog of new tower builds, tower acquisitions and services business are at all-time highs. With this backlog and the proceeds from our recently completed issuance of 5,000,000 shares of Class A common stock, we are well positioned for continued growth."

"Our financial results for the quarter, as well as our previously announced operational results, were ahead of our plan," added Jeffrey A. Stoops, SBA's President. "Once again we posted strong sequential gains in the most important financial metrics; which we believe are total revenues, site leasing revenues, site leasing gross profit margin, EBITDA, EBITDA margin and after-tax cash flow. Perhaps most pleasing is the fact that we achieved positive after-tax cash flow this quarter, well ahead of schedule."

A conference call to discuss these results will be held on Friday, August 11, 2000 at 10:00 AM EDT. The call-in number is (800) 230-1085. The name of the conference call is "SBA Second Quarter Earnings Release." The replay will be available from August 11 at 5:00 PM to August 18 at 11:59 PM. The replay number is (800) 475-6701. The access code is 529409.
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SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 14,000 antenna sites in the United States.

For additional information, please contact Jeffrey A. Stoops, President, (561) 995-7670.


Information Concerning Forward-Looking Statements

This release contains forward-looking statements, including statements about the Company's ability to capitalize on its backlog for services, new tower builds and tower acquisitions and the impact of the backlog on the Company's prospects in 2000 and beyond. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings, including its Registration Statements on Form S-3 and its Form 10-K for the 1999 fiscal year. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to proposed acquisitions, a number of factors, including without limitation, ongoing due diligence, third party consents and the lack of definitive documentation will affect the timing of consummation or whether such acquisitions are ever consummated (of which there can be no assurance). With respect to the Company's ability to realize its backlog of pending new tower build or services projects, a number of factors will affect the timing and number of new build completions and the success and profitability of services projects, including without limitation, zoning difficulty, carrier design changes, changing local market conditions and weather.
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                       SUMMARY HISTORICAL FINANCIAL DATA

                                                For the three months ended June 30,               For the six months ended June 30,
                                                  1999                      2000                      1999                    2000
                                                  ----                      ----                      ----                    ----
Operating Data:

Revenue:
    Site development revenue                 $ 13,647,457              $ 26,691,944              $ 22,222,144          $ 47,033,524
    Site leasing revenue                        5,757,815                11,810,942                10,899,429            21,898,387
                                     --------------------     ---------------------     ---------------------     -----------------
Total revenues                                 19,405,272                38,502,886                33,121,573            68,931,911

Cost of revenues:
    Cost of site development revenue           10,009,566                20,650,015                16,632,761            36,219,364
    Cost of site leasing revenues               2,777,017                 4,458,372                 5,154,523             8,324,014
                                     --------------------     ---------------------     ---------------------     -----------------
Total cost of revenues                         12,786,583                25,108,387                21,787,284            44,543,378

                                     --------------------     ---------------------     ---------------------     -----------------
Gross profit                                    6,618,689                13,394,499                11,334,289            24,388,533

Selling, general and administrative             4,855,498                 6,338,187                 8,933,071            12,456,007
Depreciation and amortization                   3,538,092                 7,931,956                 6,669,393            14,762,230
                                     --------------------     ---------------------     ---------------------     -----------------
Total operating expenses                        8,393,590                14,270,143                15,602,464            27,218,237

                                     --------------------     ---------------------     ---------------------     -----------------
Operating loss                                 (1,774,901)                 (875,644)               (4,268,175)           (2,829,704)

Other expense, net                             (6,749,508)               (6,679,432)              (12,249,085)          (14,224,303)

                                      -------------------      ---------------------     ---------------------     -----------------
Loss before income taxes                       (8,524,409)               (7,555,076)              (16,517,260)          (17,054,007)

(Provision) benefit for income taxes             (209,680)                 (352,551)                  575,901              (577,037)

 Net loss before  extraordinary item
                                     --------------------     ---------------------     ---------------------     -----------------
     and dividends                             (8,734,089)               (7,907,627)              (15,941,359)          (17,631,044)

Extraordinary item                                      -                         -                (1,149,954)                    -
Dividends on preferred stock                    1,445,903                         -                   733,403                     -
                                     --------------------     ---------------------     ---------------------     -----------------
Net loss to common shareholders              $ (7,288,186)             $ (7,907,627)            $ (16,357,910)         $(17,631,044)
                                     ====================     =====================     =====================     =================

Basic and diluted loss per common share
     before extraordinary item                    $ (0.64)                  $ (0.20)                  $ (1.49)              $ (0.47)
Extraordinary item                                      -                         -                     (0.11)                    -
                                     --------------------     ---------------------     ---------------------     -----------------
Basic and diluted loss per common share           $ (0.64)                  $ (0.20)                  $ (1.60)              $ (0.47)
                                     ====================     =====================     =====================     =================

Weighted average number of shares              11,423,533                39,234,008                10,196,544            37,308,178
                                     ====================     =====================     =====================     =================

Other Data:
Earnings before interest, taxes,
   depreciation and amortization              $ 1,875,280               $ 7,056,311               $ 2,537,868          $ 12,135,227

Annualized tower cash flow                   $ 11,923,192              $ 29,410,280
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
                                                                                As of                    As of
                                                                            December 31,                June 30,
                                                                                1999                      2000
                                                                        ---------------------     ---------------------
Balance Sheet Data:
Cash and cash equivalents                                                       $  3,130,912             $  27,199,049
Total assets                                                                     429,823,226               640,493,584
Working capital                                                                  (20,945,147)               (1,490,700)
Total debt                                                                       318,267,334               272,407,225
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